AMENDMENT
                             DATED AUGUST 27, 2007,
                                     TO THE
                       DISTRIBUTION PLAN - H-CLASS SHARES
                                       OF
                               RYDEX SERIES FUNDS,
                            DATED FEBRUARY 25, 2000,
                                   AS AMENDED



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                                    EXHIBIT A

                               RYDEX SERIES FUNDS
                       DISTRIBUTION FEES - H-CLASS SHARES

RYDEX SERIES FUNDS

         Mid-Cap 1.5x Strategy Fund
         Russell 2000(R) 1.5x Strategy Fund
         Europe 1.25x Strategy Fund
         Japan 1.25x Strategy Fund
         Sector Rotation Fund
         Multi-Cap Core Equity Fund
         Absolute Return Strategies Fund
         Market Neutral Fund
         Hedged Equity Fund
         Large-Cap Value Fund
         Large-Cap Growth Fund
         Mid-Cap Value Fund
         Mid-Cap Growth Fund
         Inverse Mid-Cap Strategy Fund
         Small-Cap Value Fund
         Small-Cap Growth Fund
         Inverse Russell 2000(R) Strategy Fund
         Strengthening Dollar 2x Strategy Fund
         Weakening Dollar 2x Strategy Fund
         Real Estate Fund
         Commodities Strategy Fund
         S&P 500 Fund
         Russell 2000(R) Fund
         Essential Portfolio Moderate Fund
         Essential Portfolio Conservative Fund
         Essential Portfolio Aggressive Fund
         Managed Futures Strategy Fund
         High Yield Strategy Fund
         Inverse High Yield Strategy Fund
         INTERNATIONAL ROTATION FUND


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DISTRIBUTION FEES

         Distribution Services...................twenty-five basis points (.25%)

CALCULATION OF FEES

         Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                          ADDITIONS ARE NOTED IN BOLD.